UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Ormat Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001- 32347 Commission File Number	88-0326081 (I.R.S. Employer Identification Number)

6225 Neil Road, Reno, Nevada (Address of principal executive offices)	89511-1136 (Zip code)

(775) 356-9029 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2018, Ormat Technologies, Inc. (“Ormat” or the “Company”) received written notice from the New York Stock Exchange (“NYSE”) indicating the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual due to the Company’s inability to timely file its Form 10-Q for the first quarter of 2018. The NYSE has informed the Company that, under NYSE rules, the Company has up to six months from May 16, 2018 to file its Form 10-Q to regain compliance. If the Company is unable to file its Form 10-Q prior to such date, the NYSE may grant, in its sole discretion, an additional six month extension, depending on the specific circumstances. The NYSE notice indicates that NYSE may commence delisting proceedings at any time during the period that is available to complete the filing, if circumstances warrant.

As previously disclosed in its Current Report on Form 8-K, dated May 16, 2018, Ormat announced that it will restate its second, third and fourth quarter financial statements and its full-year 2017 financial statements. This decision was approved by, and with the continuing oversight of, the Company’s Board of Directors upon the recommendation of its Audit Committee. Although the Company cannot at this time estimate when it will complete the restatement and refile its restated financial statements and its Form 10-Q for the first quarter of 2018, it is diligently pursuing completion of the restatement and intends to file the Form 10-Q as soon as reasonably practicable. Because the Company has not yet fully completed its review, the impact of the restatement described above is preliminary and subject to change.

Safe Harbor Statement

Information provided in this press release contains statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are based on our current beliefs, assumptions and expectations concerning future events, which, in turn, are based on information currently available to the Company. Such forward-looking statements include the anticipated timing of filings of restated financials and periodic filings with the Securities and Exchange Commission (the “SEC”) and submissions to the NYSE, which are based on current expectations that involve assumptions that are difficult or impossible to predict accurately. Although the Company believes that the expectations underlying any of these forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. A variety of factors could cause actual events or results to differ materially from those expressed or contemplated by the forward-looking statements including, without limitation, additional information that may become known prior to the expected filing with the SEC of the restated financial statements for the restated periods or that subsequent events may occur that require the Company to make additional adjustments to such restated financial statements.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 18, 2018

ORMAT TECHNOLOGIES, INC.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer